UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2018

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Mt. Rushmore RoadRapid City, SD	55701
(Address of principal executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.05    Costs Associated with Exit or Disposal Activities.

On October 29, 2018, National American University’s Board of Governors approved a strategic plan that focuses National American University’s growth strategies on online academic programs and expanding its programming and services related to strategic security, counter-terrorism, and intelligence for the public and private sectors. National American University remains committed to offering many of its current programs and maintaining its longstanding mission to assist students in achieving their educational goals and preparing them for employment in a rapidly evolving and increasingly competitive employment market.

In alignment with its new strategic plan, National American University suspended new student enrollment in 34 of its 128 programs effective November 1, 2018. National American University will continue to serve active students currently enrolled in these programs. To accelerate its strategic shift to online academic programs and to gain greater efficiencies through the centralization of its student-facing services, the Company is implementing appropriate staff reductions and other personnel actions.

In connection with these changes, the Company anticipates that it will incur asset impairment charges of up to $5 million in the second quarter of fiscal year 2019 to reduce the carrying value of long-lived assets to their respective fair value. The Company also anticipates paying approximately $0.9 million related to cash severance and related costs for staff reductions. In addition, current ground locations with remaining lease obligations may incur charges representing the net present value of the remaining lease obligations reduced by an estimated amount for sublease income. The estimated amount of the charges cannot be determined at this time as it depends on the timing of the strategic shift for each location and the actual enrollment of students at such locations.

Item 2.06    Material Impairments.

As detailed in Item 2.05, above, the Company anticipates it will incur asset impairment charges of up to $5 million in the second quarter of fiscal year 2019 to reduce the carrying value of long-lived assets to their respective fair value.

Cautionary Language Concerning Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements regarding the expected timing and anticipated effects of the closure of the Company’s campuses and suspension of certain programs listed in Item 2.05 above, and other statements that are not purely statements of historical fact. These forward-looking statements are based on information available at the time such statements are made and the current good faith beliefs, expectations and assumptions of the Company's management. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, uncertainties regarding the costs listed in Item 2.05 above, and the factors described in the Company's Annual Report on Form 10-K/A for the fiscal year ended May 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), and in subsequent reports on Form 10-Q and Form 8-K and other filings made by the Company with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date such statements are made. Except to the extent required by law, the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2018	NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

	By:	/s/ Ronald L. Shape
	Name: Title:	Ronald L. Shape, Ed. D.Chief Executive Officer

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